UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2007

PubliCARD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-29794	23-0991870
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Seventy Five Rockefeller Plaza, 16th Floor,
New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code   (212) 265-7013

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Stephen A. Spitzer has resigned from the position of Principal Financial Officer, effective August 3, 2007. Mr. Spitzer is leaving the Company to pursue other opportunities.

On August 3, 2007, Marc B. Ross will assume the position of Principal Financial Officer for PubliCARD, Inc. Mr. Ross has been a Principal at Triax Capital Advisors, LLC since 2004. Prior to joining Triax, Mr. Ross was a senior manager in the business advisory group of Protiviti Inc., an international risk consulting firm with over 900 employees. Previously, Mr. Ross was a manager at Cherpock & Rosenfeld LLP, a boutique firm specializing in bankruptcy, turnaround, fraud and litigation support.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

99.1	Press release issued by PubliCARD, Inc. on July 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PubliCARD, Inc.
Registrant

Date: July 27, 2007	/s/ Joseph A. Sarachek Joseph A. Sarachek, President,
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release issued by PubliCARD, Inc. on July 27, 2007.